EXHIBIT 10

                       Consents of Independent Auditors and
                  Independent Registered Public Accounting Firm


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 17, 2009 (which report expresses an unqualified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is included in the Registrant's Post-Effective Amendment No. 2 to Registration No. 333-142501, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
October 30, 2009

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 6, 2009, relating to the financial statements and financial highlights of the subaccounts of Ameritas Variable Separate Account VA-2, appearing in the Statement of Additional Information, which is included in the Registrant's Post-Effective Amendment No. 2 to Registration No. 333-142501, and to the reference to us under the heading "Services" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Lincoln, Nebraska
October 30, 2009